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Schedule 2


      -------------------------------------------------------------------------------------------------
                            A                 B                C               D                  E
      -------------------------------------------------------------------------------------------------
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      Company              MRP Cost         20% Exp.     Net Income        Net Worth          % of Net
                                                                                                Worth
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      -------------------------------------------------------------------------------------------------
  1   Charter           $2,775,132         $555,026      12/31/01 -Q        $272,851,318          1.0%
      Financial
      Corp.  (MHC)
      CHFN
                         12/31/01                        $732,035 x 4
                                                         $2,928,140 = 18.9%
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  2   AJS Bancorp,   Price 5/21/03         $221,140      6/30/03 - Q         $33,703,000          3.2%
      Inc. (MHC)     58, 971 x                           = .13 per
      AJSB           $18.75                              share
                     Cost                                $313,000 x
                     $1,105,706                          4
                     Meeting May 21,                     $1,252,000 =
                     2003                                17.6%

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      -------------------------------------------------------------------------------------------------
  3   Westfield      6/28/02               $628,530      6/30/02 -          $128,531,000          2.4%
      Financial,     198,904 x                           Q
      Inc. (MHC) WFD $15.80                              $1,028,000 x
                     $3,142,683                          4  =
                     Meeting June                        $4,112,000 =
                     28, 2002                            15.28%

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  4   Partners       10/6/02               $347,732      12/30/02 - 12      $165,431,000          1.05%
      Trust          255,904 x $6                        Months
      Financial      .7942                               $8,412,000 =
      Group, Inc.    $1,738,662                          4.13%
                     Meeting October
                     10, 2002

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  5   New England    57,14343 x            $165,714      3/31/03  - 12       $39,594,364          3.1%
      Bancshares     14.50                               Months
      Inc. (MHC)     $828,573                            $708,000 =
      NEBS           Meeting                             23.40%
                     January 16
                     2003
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  6   Minden         5/28/03               $77,245       6/30/03 - Q         $18,096,000          2.13%
      Bancorp Inc.   26,185 x                            $342,000 x 4
      MDNB           $14.75                              = $1,368,000
                     $386,228                            = 5.64%
                     Meeting May 15,
                     2003

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  7   Synergy        66,298 x             $241, 984      6/30/03 - Q         $39,594,364          3.1%
      Financial      $18.25                              $726,993 x 4
      Group, Inc.    $11,209,930 (as                     = $2,907,972
      SYNF           stated in                           = 8.32%
                     proxy)
                     Meeting April
                     22, 2003

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  8   Clifton        981,337 x          $2,329,694       6/30/04 - Q        $200,315,025         5.81%
      Savings        $11.87                              $990,914 x 4
      Bancorp, Inc.  $11,648,470                         = $3,963,656
                                                         =58.77%
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                     AVG Yearly             13.32%       AVG Total                 2.28%
                     Expense to Net                      Expense to
                     Income  w/o CSBK                    Net Worth w/o
                                                         CSBK

                     AVG Yearly             19.00%       AVG Total                 2.72%
                     Expense to Net                      Expense to
                     Income  w/ CSBK                     Net Worth w/
                                                         CSBK
                     CSBK Yearly            58.77%       CSBK Cost to              5.81%
                     Expense to Net                      Net Worth
                     Income
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